                                                                   Exhibit 23.1

                       Consent of Independent Accountants


         We consent to the incorporation by reference and inculusion in this registration statement of Form S-4 (File No. 333-19077) of our report dated January 29, 1997, except for Note 9 as to which the date is March 21, 1997 and
Note 19 as to which the date is March 4, 1997, on our audits of the consolidated financial statements and financial statement schedules of SunSource L.P. and to the inclusion of our report dated May 1, 1997 on the audit of the Balance sheet of SunSource Inc. We also consent to the reference to our firm under the caption "Experts."



                                           /s/  COOPERS & LYBRAND L.L.P.
                                           -----------------------------------
                                           COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
July 21, 1997